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                                                                 EXHIBIT 99.3

         RONALD L. OLSON
         BRAD D. BRIAN
         GLENN D. POMERANTZ
         MARC A. BECKER
         MUNGER, TOLLES & OLSON
         355 S. Grand Avenue, 35th Floor
         Los Angeles, California 90071
         (213) 683-9100

         Attorneys for Defendant
         LITTON SYSTEMS, INC.





                          UNITED STATES DISTRICT COURT

                         CENTRAL DISTRICT OF CALIFORNIA



UNITED STATES OF AMERICA, ex rel.,   )      CASE NO. CV 88-02276-MRP (JRx)
TAXPAYERS AGAINST FRAUD, a           )
non-profit corporation, and          )
JAMES CARTON,                        )      STIPULATION OF DISMISSAL WITH
                                     )      PREJUDICE
                  Plaintiffs,        )
                                     )
            v.                       )
                                     )
LITTON SYSTEMS, INC.,                )
                                     )
                  Defendant.         )
- --------------------------------------


                   Pursuant to Federal Rule of Civil Procedure 41(a)(1)(ii), and in order to effectuate the parties' settlement agreement, the parties hereby stipulate that this action be and hereby is dismissed with prejudice, except for that part of the Action by which the Court has jurisdiction to award the Relators





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a share of the proceeds of the action pursuant to 31 U.S.C. Section
3730(d)(1). Except as provided in the Litton-Relator Release Agreement, each party shall bear its own costs.

DATED:  July 14, 1994             PHILLIPS, COHEN & GOLDSTEIN


                                   By   /s/  JANET L. GOLDSTEIN
                                      -------------------------------
                                             Janet L. Goldstein

                                   Attorneys for Plaintiffs
                                   TAXPAYERS AGAINST FRAUD and
                                   ANITA L. CARTON, Special
                                   Administrator and Executor of
                                   the Estate of JAMES CARTON


DATED:  July 14, 1994              Nora M. Manella
                                   United States Attorney
                                   Leon W. Weidman
                                   Assistant United States Attorney
                                   Chief, Civil Division


                                   By   /s/  HOWARD F. DANIELS
                                      -------------------------------
                                             Howard F. Daniels

                                   Assistant United States Attorney
                                   Chief, Civil Fraud Section
                                   Attorneys for Plaintiff
                                   UNITED STATES OF AMERICA


DATED:  July 14, 1994              MUNGER, TOLLES & OLSON


                                   By    /s/  BRAD D. BRIAN
                                      -------------------------------
                                              Brad D. Brian

                                   Attorneys for Defendant
                                   LITTON SYSTEMS, INC.


                                   O R D E R

          IT IS SO ORDERED.


DATED:  July 14, 1994              /s/  MARIANA R. PFAELZER
                                   ----------------------------------
                                   HONORABLE MARIANA R. PFAELZER
                                   United States District Court Judge





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